                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting  Material  Pursuant to 240.14a-11(c) or 240.14a-12

                                  MPTV, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/X/ Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

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    (4) Date Filed:

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


                                   MPTV, INC.

                              ---------------------

To The Stockholders:

     The Board of Directors of MPTV, Inc., a Nevada corporation (the "Company") is hereby seeking the approval of stockholders for a proposed amendment to the Company's Articles of Incorporation by the solicitation of written consents in lieu of a meeting of stockholders. No meeting of stockholders is being held in connection with this consent solicitation.


     In this consent solicitation, the stockholders are being asked to approve a proposed amendment of the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 to 200,000,000 and ratify issuances of Common Stock in excess of the original authorized share limit of 50,000,000 shares. The Board of Directors unanimously recommends that stockholders vote FOR the amendment authorizing the increase.


     The Consent Solicitation Statement on the following pages describes the matters being presented to the stockholders in this consent solicitation.


     The Board of Directors hopes that you will have your stock represented by signing, dating and returning your consent in the enclosed envelope as soon as possible. If you submit a properly executed consent within sixty (60) days of the delivery of the first dated consent delivered to the Company (as such date may be extended by the Board of Directors), your stock will be voted in favor of the proposed amendment. Any other action by you will have the practical effect of voting against the proposed amendment.


                                                  JAMES C. VELLEMA
                                                      Chairman

January 3, 1997

                                   MPTV, INC.
                            3 Civic Plaza, Suite 210
                         Newport Beach, California 92660

                              ---------------------

                          CONSENT SOLICITATION STATEMENT
                                January 3, 1997
                              ---------------------


                               GENERAL INFORMATION


INFORMATION REGARDING CONSENTS


     This Consent Solicitation Statement is furnished in connection with the solicitation of stockholder consents by the Board of Directors of MPTV, Inc., a Nevada corporation (the "Company"), in lieu of a meeting of stockholders, in connection with a proposed amendment to the Company's Articles of Incorporation (the "Consent Solicitation"). Only stockholders of record at the close of business on September 23, 1996 (the "Record Date") will be entitled to submit a consent.


     The Company is incorporated in the State of Nevada and is therefore subject to Title 7 of the Nevada Revised Statutes (the "NRS"). Section 78.320 of the NRS permits the stockholders of the Company to take action without a meeting if consents in writing, setting forth the action so taken, are signed by stockholders holding at least a majority of the voting power of the Company. The Board of Directors has determined that the minimum necessary votes must be received by the Company within 60 days of the date of the first such written consent; however, such date may be extended by the Board of Directors in its sole discretion. Accordingly, if within 60 days following its receipt of the first written consent approving the proposed amendment (unless such period is extended), the Company receives executed consents approving the proposed amendment from the holders of a majority of the issued and outstanding shares of Common Stock, and those consents have not been revoked, the stockholders will be deemed to have approved the proposed amendment. The Company intends to amend its Articles of Incorporation as soon as practicable following the receipt of the necessary consents.


     All written consents received by the Company, regardless of when dated, will expire unless valid, written, unrevoked consents constituting the necessary vote for approval of the proposed amendment are received by the Company within 60 days of the date of the first such consent (unless such period is extended by the Board of Directors). A consent executed by a stockholder may be revoked at any time provided that a written, dated revocation is executed and delivered to the Company on or prior to the time at which the Company receives written consents sufficient to approve the proposed amendment. A revocation may be in any written form validly signed by the stockholder as long as it clearly states that the consent previously given is no longer effective. The revocation should be sent to Hurley C. Reed, President and Chief Operating Officer, MPTV, Inc., 3 Civic Plaza, Suite 210, Newport Beach, California 92660.


     The costs of solicitation of consents will be paid by the Company. In addition to soliciting consents by mail, the Company's officers, directors and other regular employees, without additional compensation, may solicit consents personally or by other appropriate means. Banks, brokers, fiduciaries and other custodians and nominees who forward consent soliciting material to their principals will be reimbursed their customary and reasonable out-of-pocket expenses.

RECORD DATE AND VOTING RIGHTS

     Only stockholders of record of the Company's Common Stock as of the close of business on September 23, 1996 (the "Record Date") will be entitled to submit a consent on the accompanying form. On that date, there were listed as outstanding 99,821,911 shares of Common Stock. Each share of Common Stock is entitled to one vote in the Consent Solicitation. Consents evidencing a majority of the shares entitled to vote are required in order to approve the proposed amendment being submitted to the stockholders of the Company for approval in the Consent Solicitation. To be counted toward the majority required for approval of the proposed amendment, a consent must be delivered to the Company within 60 days of the delivery of the first dated consent (unless such period is extended by the Board of Directors).


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of September 23, 1996, relating to the beneficial ownership of the Company's Common Stock by
(i) all persons known by the Company to beneficially own more than 5% of the outstanding shares, (ii) each director of the Company, and (iii) all executive officers and directors of the Company as a group.



                                           Number of Shares              Percent
     NAME(1)                              Beneficially Owned            of Class
     -------                              ------------------            --------
     Reinhold Pfahler                        9,130,000                     9.1%

     Harlan Erickson                         9,037,263                     9.0%

     Kenneth Oberlin                         8,916,000                     8.9%

     Transworld Tool & Electronic Corp.      7,100,000                     7.1%

     Walter Havekorst                        6,080,000                     6.1%

     James C. Vellema and                    3,910,870(2)                  3.9%
     Kathryn M. Vellema,
     joint tenants

     Hurley C. Reed                             50,000(3)                   *

     Raymond Rasmussen                         532,000(4)                   *

     All Directors and executive             4,492,870(2)(3)(4)            4.5%
     officers as a group
     (three persons)

------------------------------
*    Less than one percent.

(1) Unless otherwise indicated, the address of each of the persons listed above is c/o MPTV, Inc., 3 Civic Plaza, Suite 210, Newport Beach, California 92660.

(2) Includes options to purchase 150,000 shares, all of which are exercisable within 60 days of September 23, 1996.

(3) Comprised of options to purchase 50,000 shares, all of which are exercisable within 60 days of September 23, 1996.


(4) Includes options to purchase 525,000 shares, all of which are exercisable within 60 days of September 23, 1996.

               PROPOSAL - APPROVAL OF AMENDMENT TO ARTICLES OF
                       INCORPORATION FOR INCREASE IN
                        AUTHORIZED NUMBER OF SHARES


GENERAL


     The Company's Board of Directors has unanimously approved a resolution to amend the Company's Articles of Incorporation to increase the authorized shares of Common Stock from 100,000,000 to 200,000,000, and to ratify issuances of Common Stock in excess of the original authorized share limit of 50,000,000. The increase of authorized shares of Common Stock will be effected by an amendment to the Company's Articles of Incorporation, and such increase will become effective upon the filing of a Certificate of Amendment of Articles of Incorporation with the Secretary of State of the State of Nevada in the form of Exhibit "A" in this Consent Solicitation Statement.


REASONS FOR INCREASE OF AUTHORIZED SHARES

     The Company's Articles of Incorporation currently authorize 100,000,000 shares of Common Stock. However, the Company's records indicate that an aggregate of 150,292,392 shares are listed as issued and outstanding as of December 2, 1996. The issuance of a number of shares in excess of the total currently authorized was due primarily to the Company's issuance, subsequent to December 31, 1995, of a significant number of shares of Common Stock for cash and services rendered. Management became aware in May 1996 that these issuances caused the total number of issued and outstanding shares of Common Stock to exceed the 50,000,000 shares then authorized in its Articles of Incorporation. The Company's Board of Directors immediately approved an increase in the number of authorized shares to 100,000,000, and received consents approving such increase from holders of in excess of a majority of the then-outstanding shares of Common Stock. The Company subsequently filed an amendment to its Articles of Incorporation effecting such increase.


     Management has subsequently determined that the above-referenced increase was not sufficient to provide the Company with the required ability to raise capital or compensate consultants and employees for services rendered to the Company. Accordingly, the Board of Directors determined that it would be in the best interests of the Company to increase the number of authorized shares of Common Stock to 200,000,000. Approval of this Proposal will increase the number of shares of Common Stock available for issuance by the Company to such 200,000,000 limit.


     The Company believes that having such additional shares available for issuance will enable the Company to take prompt action on such corporate opportunities as may materialize in the future, if the Board of Directors of the Company deems such issuance to be in the best interest of the Company. The disadvantage of such increase is that any additional issuances of Common Stock will dilute the percentage of the Company owned by existing stockholders. The additional California and Nevada franchise tax with respect to the additional shares is minimal.


     The Company is also requesting ratification of the issuance of shares of Common Stock issued above the original limit of 50,000,000 shares. The filing of the first amendment to the Company's Articles of Incorporation referenced above occurred subsequent to the issuance of certain of the excess shares. In addition, the Company has recently issued shares of Common Stock in excess of the currently authorized number of shares. Nevada corporate law indicates that an increase in the authorized shares of a corporation does not become effective until the filing of a Certificate of Amendment to the Articles of Incorporation; therefore, the issuances of Common Stock in excess of the number authorized would not be effective. As the Company has already received the benefit of the consideration paid for the Common Stock so issued, management believes that it is in the best interest of the stockholders and the Company to ensure that such Common Stock is validly issued and outstanding.

RECOMMENDATION AND VOTE

     The Proposal must be approved by holders of a majority of the Company's outstanding shares of Common Stock entitled to vote in the Consent Solicitation.


     The Board recommends that the stockholders vote FOR approval of an increase to the authorized number of shares and an amendment to the Articles of Incorporation which provides for an increase for the authorized number of shares of 100,000,000 to 200,000,000 shares of Common Stock reserved for issuance, and the ratification of the issuances of Common Stock in excess of the original 50,000,000 authorized share limit.

                          ANNUAL REPORT ON FORM 10-KSB

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 1995, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (INCLUDING EXHIBITS) MAY BE OBTAINED BY STOCKHOLDERS WITHOUT CHARGE BY WRITING TO: MPTV, INC., 3 CIVIC PLAZA, SUITE 210, NEWPORT BEACH, CALIFORNIA 92660, ATTENTION: CORPORATE SECRETARY.

                                  EXHIBIT A

             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                           (AFTER ISSUANCE OF SHARES)

                                      OF

                                  MPTV, INC.,
                             A NEVADA CORPORATION

     I, Hurley C. Reed, the President and Secretary of MPTV, INC., do hereby certify:

     That the Board of Directors of said corporation by unanimous written consent dated as of September 1, 1996, adopted a resolution to amend the original articles as follows:

     Article VI is hereby amended to read, in its entirety, as follows:

                                 "ARTICLE VI

     That amount of total authorized capital stock of this Corporation shall consist of two hundred million (200,000,000) shares of Common Stock having a par value of $.05 per share."

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is _____________, and that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


                                      -------------------------------
                                      HURLEY C. REED
                                      President and Secretary

Dated: __________, 1996

STATE OF:   California   )
                         ) ss
COUNTY OF:  Orange       )

     On _________________, 1996, before me __________________________________, personally appeared Hurley C. Reed / / personally known to me - OR - / / proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.


WITNESS my hand and official seal,


--------------------------------                        (Seal)
  Signature of Notary

                          ACTION BY WRITTEN CONSENT
                              OF STOCKHOLDERS

                                     OF

                                 MPTV, INC.,
                            A NEVADA CORPORATION

-------------------------------------------------------------------------------

         THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, being a holder of record of MPTV, Inc., a Nevada corporation (the "Corporation"), as of the close of business on September __, 1996, hereby takes the following action, with respect to all stock of the Corporation held by the undersigned, in connection with the solicitation by the Board of Directors of the Corporation of written consents, pursuant to
Section 78.320 of the Nevada Revised Statutes, to the amendment of the Articles of Incorporation of the Corporation described in the Company's Consent Solicitation Statement dated January 3, 1997, without a meeting:

                    (Place an "X" in the appropriate box)

                    The Board of Directors recommends that
                 Stockholders CONSENT to the proposed amendment.

CONSENT [  ]               CONSENT WITHHELD [  ]              ABSTAIN [ ]

     If no box is marked with respect to the action described above, the undersigned will be deemed to have consented to the proposed amendment.

                                      Dated: _________________________, 1997


                                      ______________________________________
                                                  Signature(s)

                                      Please sign as registered and return
                                      promptly in the enclosed envelope.
                                      Executors, trustees and others
                                      signing in a representative capacity
                                      should include their names and the
                                      capacity in which they sign.

                                      -1-